EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Seacoast Financial Services Corporation (the “Company”) for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned (Kevin G. Champagne, President and CEO), and (Francis S. Mascianica, Jr., Treasurer, as Principal Financial and Accounting Officer), of the Company, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kevin G. Champagne	/s/ Francis S. Mascianica, Jr.
Kevin G. Champagne	Francis S. Mascianica, Jr.
President and Chief Executive Officer	Treasurer, as Principal Financial and Accounting Officer

Date: August 14, 2003	Date: August 14, 2003